Exhibit 99.1

The Trade Desk Announces Adjournment of Special Meeting of Stockholders

LOS ANGELES, CA – (December 7, 2020) – The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, announced that today’s special meeting of stockholders has been adjourned and will reconvene on Tuesday, December 22, 2020 at 12:00 p.m., Pacific Time. The special meeting was adjourned to allow the Company additional time to solicit votes in favor of the proposals to be acted on by stockholders at the meeting.

The special meeting is being held to approve various proposals related to the Company’s dual class structure, including to establish a fixed termination date for the structure and other enhancements to our corporate governance. These proposals are described in more detail in the Company’s proxy statement dated October 27, 2020, furnished to our stockholders in connection with the solicitation of proxies by the board of directors for use at the special meeting.

The record date for determining stockholders eligible to vote at the special meeting will remain the close of business on October 20, 2020. Valid proxies submitted by stockholders prior to the adjourned December 7, 2020 special meeting will continue to be valid for purposes of the reconvened special meeting scheduled for Tuesday, December 22, 2020.

Company stockholders as of the close of business on October 20, 2020 who have not submitted proxies but wish to do so should contact Innisfree, the Company’s proxy solicitor, at 1-866-239-1763 (toll free).

Attending the Reconvened Special Meeting

The reconvened special meeting of The Trade Desk, Inc. stockholders to vote on the matters described in the proxy statement will be held virtually on Tuesday, December 22, 2020, at 12:00 p.m., Pacific Time. Stockholders of record will be able to attend the reconvened special meeting online by visiting www.virtualshareholdermeeting.com/TTD2020SM (there is no physical location for the special meeting). You will need to have your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to vote your shares at the meeting.

Additional Information

On October 27, 2020, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the special meeting. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY

AND THE PROPOSALS TO BE VOTED UPON. The Company's proxy statement and any other solicitation materials filed by the Company with the SEC can be obtained free of charge at the SEC's website at www.sec.gov and at the investor relations section of the Company's website at thetradedesk.com. The Company, its directors and certain of its officers and employees will be participants in the solicitation of proxies from stockholders in respect of the special meeting. The Company has also engaged Innisfree M&A Incorporated to aid in the solicitation of proxies. Detailed information regarding the identity of the participants, and their respective interests in the Company by security holdings or otherwise, are set forth in the definitive proxy statement for the special meeting. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

About The Trade Desk
The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Contact
Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043